U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 15, 2003

Stealth MediaLabs, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-26439	98-0203927
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11475 Commercial Ave., Suite 11
Richmond, Illinois		60071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 356-0799

Not applicable
(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

             (a)  On January 15, 2002, Stealth MediaLabs, Inc. (the “Registrant”) dismissed Davidson & Company of Vancouver, Canada as its independent accountants and engaged L J Soldinger Associates of Arlington Heights, Illinois as its independent accountants for the fiscal years ending October 31, 2001 and 2002. Davidson & Company was auditor for the Registrant’s fiscal years ended January 31, 2001 and 2002. As reported on Forms 8-K dated October 30, 2002 and December 13, 2002, the Registrant underwent a reverse merger recapitalization and changed its fiscal year end from January 31 to October 31. Except for an emphasis of matter paragraph which indicated an uncertainty relating to the Company’s ability to continue as a going concern, the report provided by Davidson & Company for the fiscal years ended January 31, 2001 and 2002 did not include an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The Registrant’s Board of Directors made the decision to change accountants. There were no disagreements with the former accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

            The Registrant has provided Davidson & Company with a copy of the disclosures included in this report and has requested the former accountant to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant, and, if not, stating the respects in which it does not agree. A copy of the letter is filed as an exhibit to this report.

             (b)  In connection with the engagement of L J Soldinger Associates as its independent accountants, neither the Registrant nor any person acting on its behalf consulted with L J Soldinger Associates with respect to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant’s financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

             (a)  Not applicable.

             (b)  Not applicable.

             (c)  Exhibits.

                   Exhibit 16.1   Letter from Davidson & Company

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                 STEALTH MEDIALABS, INC.

Dated:         January 30, 2003                                                                  By: /s/ Howard Leventhal
                                                                                                                         Howard Leventhal, President